Securities and Exchange Commission
450 Fifth Street
Washington, D.C.


Dear Sir:

The Registration Fee in the amount of $417.00 was wired to the SEC account at Mellon Bank. The federal reference number to confirm the receipt of funds is 3421. Please call if you have any questions or problems.

Very truly yours,

/s/ Marta L. Michel
Marta L. Michel
(212) 835-6167

         As filed with the Securities and Exchange Commission on
                        September 10, 1997
===================================================================

                                     Registration No: 333-_________
===================================================================
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                          _______________


                             FORM S-8

                      REGISTRATION STATEMENT
                               Under
                    THE SECURITIES ACT OF 1933
                          _______________


                       Halstead Energy Corp.
      (Exact Name of Registrant as Specified in its Charter)
                          _______________


         Nevada                                    87-0446395
    (State or Other                             (I.R.S. Employer
    Jurisdiction of                           Identification No.)
    Incorporation or
     Organization)
                          _______________

                       Halstead Energy Corp.
                         33 Hubbells Drive
                     Mt. Kisco, New York 10549
             (Address of Principal Executive Offices)
                          _______________


 Halstead Energy Corp. Amended and Restated 1996 Stock Option Plan
                     (Full Title of the Plan)
                          _______________


                         Claire E. Tarricone
                              President
                        Halstead Energy Corp.
                          33 Hubbells Drive
                      Mt. Kisco, New York 10549
                            (914) 666-3200
     (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Agents for Service)
                          _______________


                     CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------
                                Proposed    Proposed
    Title of       Amount to     Maximum     Maximum     Amount of
   Securities         be        Offering    Aggregate   Registration
to be Registered  Registered      Price     Offering      Fee(2)
                      (1)          Per       Price(2)
                                Share(2)
- ---------------------------------------------------------------------
- ---------------------------------------------------------------------
  Common Stock     1,100,000      $1.25     $1,375,000     $.417
- ---------------------------------------------------------------------

(1)  Represents  shares of Common  Stock  issuable  to the  Boulder
    Financial  Group (the  "Consultant")  pursuant  to the terms of the Consulting and Warrant Compensation Agreement (the "Consulting Agreement") by and between the Company and the Consultant, which issuance is to occur on or after the time of filing and effectiveness of this Registration Statement on Form S-8 and includes the shares of common stock issuable upon exercise of the above-referenced options. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests as may become issuable pursuant to the provisions of the Halstead Energy Corp. Amended and Restated 1996 Stock Option Plan described herein.

(2) Pursuant to Rule 457(c), the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based upon the basis of the bid and asked price within a five business days prior to the date of the filing.


===================================================================

                               PART I

        INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.    Plan Information

      In addition to the securities offered pursuant to the Halstead Energy Corp., Amended and Restated 1996 Stock Option Plan (the "Plan"), which general plan information is not required to be filed with the Securities and Exchange Commission (the "Commission") this Registration Statement (the "Registration Statement") relates to the issuance of common stock purchase warrants (the "Warrants") and shares of common stock, par value $.001 per share (the "Common Stock") of Halstead Energy Corp. (the "Company") to Boulder Financial Group (the "Consultant) pursuant to the terms of a Consulting and Warrant Compensation Agreement, dated July 30, 1997, by and between the Company and the Consultant (the "Consulting Agreement"). Pursuant to the terms of the Consulting Agreement, the Company has agreed to issue to the
Consultant: (a) the Options, which are exercisable to purchase, an aggregate of 400,000 shares of Common Stock at an exercise price equal to $.41 per share; and (b) 50,000 shares of Common Stock in exchange for the Consultant's providing certain marketing and consulting services to the Company. Pursuant to the terms of the Consulting Agreement, the initial term of the Consulting Agreement is twelve months, subject to termination by the Company for cause.

      The foregoing information relating to the provisions of the Consulting Agreement is intended to provide a summary thereof and does not purport to be a complete description of the Consulting Agreement. Such summary should be read in conjunction with the Consulting Agreement which has been filed as Exhibit 10 hereto and is incorporated herein by reference in its entirety.

Item  2.  Registrant  Information  and  Employee  Plan  Annual
Information.

      The Consultant has been provided with copies of the documents incorporated herein by reference in Part II: Item 3 hereof and has been advised by the Company in writing that such documents will continue to be available, without charge, to the Consultant upon the Consultant's written request to the Company at its offices at 33 Hubbells Drive, Mt. Kisco, New York 10549 (Phone: 914-666-3200).

                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

      The following  documents  have been filed by the Company
with  the   Commission   and  are   incorporated   herein   by
reference:

      (a)  Annual Report on Form 10-KSB dated August 31, 1996;

      (b) Quarterly Reports on Form 10-QSB for the quarters ended November 30, 1996, February 28 and May 31, 1997; and

      (c) the description of the Company's Common Stock contained in its Registration Statement on Form SB-2 dated November 17, 1993, and including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the Company's Common Stock contained therein.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this registration statement (the "Registration Statement") and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

      Not required.

Item 5.    Interests of Named Experts and Counsel.

      No expert or counsel was hired on a contingent basis, will receive any direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Item 6.    Indemnification of Directors and Officers.

      Under the Nevada General Corporation Law the ("NGCL"), as amended, the Company may indemnify a director, officer, employee or agent of the Company who was or is a party or is threatened to be made a party to an action, suit or proceeding, whether civil, criminal or administrative or investigative, except an action by or in the right of the Company, against expenses, judgments, fines and amounts paid in settlement of claims brought against the party if he acted lawfully, in good faith and in what he reasonably believed to be in the best interests of the Company. If the director, officer, employee or agent of the Company is successful on the merits or otherwise in defense of any action, proceeding or in defense of any claim, issue or matter therein, the Company is required to indemnify the party against expenses actually and reasonably incurred.

      Under the NGCL, the Company may also indemnify a director, officer, employee or agent of the Company who was or is a party or is threatened to be made a party to an action or suit by or in the right of the Company, against expenses, judgments, fines and amounts paid in settlement of claims brought against the party if he acted in good faith and in what he reasonably believed to be in the best interests of the Company. If the director, officer, employee or agent of the Company is successful on the merits or otherwise in defense of any action, proceeding or in defense of any claim, issue or matter therein, the Company is required to indemnify the party against expenses actually and reasonably incurred.

Item 7.    Exemption From Registration Claimed.

      Not applicable.

Item 8.    Exhibits.

      Exhibit
      Number    Description

      4         Halstead  Energy  Corp.  Amended and  Restated
                1996 Stock Option Plan

      5         Opinion of Dennis  Brovarone,  Attorney at Law
                (contains Consent of Counsel).

      10        Consulting and Warrant Compensation Agreement.

      23.1 Consent of Dennis Brovarone, Attorney at Law contained in Exhibit 5).

      23.2      Consent of Goldman & Murphy, L.L.P.



Item 9.    Undertakings.

(a)   The undersigned registrant hereby undertakes to:

           (1)  file,  during any period in which  offers
      or  sales  are   being   made,   a   post-effective
      amendment to this registration statement to:

                (i)  include      any     prospectus
           required    by   section    10(a)(3)   of
           Securities  Act of 1933,  as amended (the
           "Securities Act");

                (ii)  reflect  in the prospectus any
           facts  or   events   arising   after  the
           effective   date  of  this   registration
           statement    (or    the    most    recent
           post-effective  amendment thereof) which,
           individually   or   in   the   aggregate,
           represent  a  fundamental  change  in the
           information    set    forth    in    this
           registration  statement.  Notwithstanding
           the  foregoing,  any increase or decrease
           in volume of  securities  offered (if the
           total dollar value of securities  offered
           would   not   exceed   that   which   was
           registered)  and any  deviation  from the
           high or low end of the estimated  maximum
           offering  range may be  reflected  in the
           form  of   prospectus   filed   with  the
           Commission  pursuant  to Rule  424(b) if,
           in the  aggregate,  the changes in volume
           and  price  represent  no  more  than  20
           percent  change in the maximum  aggregate
           offering   price   set   forth   in   the
           "Calculation of Registration Fee" table in the effective Registration Statement;
           and

                (iii)  include   any  additional  or
           changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      PROVIDED  HOWEVER,  that paragraphs  (a)(1)(i)
      and   (a)(1)(ii)   do   not   apply   if   the
      information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section
      15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration
      Statement.

           (2)  for  the  purpose  of   determining   any
      liability  under the  Securities  Act,  treat  each
      such    post-effective    amendment    as   a   new
      registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3)  file  a   post-effective   amendment   to
      remove from registration any of the securities that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Kisco, New York, on this 10th day of September, 1997.

                                 HALSTEAD ENERGY CORP.


                           By:  /s/ Claire E. Tarricone
                               Claire E. Tarricone
                               President


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       /s/  Claire E. Tarricone    President and Director    September 10, 1997
       Claire E. Tarricone


       /s/  Joseph A. Tarricone    Vice President, Treasurer September 10, 1997
       Joseph A. Tarricone         and Director

       /s/  Anthony J. Tarricone   Vice President,Secretary  September 10, 1997
      Anthony J. Tarricone         and Director

                                  EXHIBIT INDEX

      Exhibit
      Number    Description

      4         Halstead  Energy  Corp.  Amended and  Restated
                1996 Stock Option Plan

      5         Opinion of Dennis  Brovarone,  Attorney at Law
                (contains Consent of Counsel).

      10        Consulting and Warrant Compensation Agreement.

      23.1      Consent of Dennis  Brovarone,  Attorney at Law
                (contained in Exhibit 5).

      23.2      Consent of Goldman & Murphy, L.L.P.

                                                     Exhibit 4
                       HALSTEAD ENERGY CORP.
                     1996 STOCK INCENTIVE PLAN

          AS ESTABLISHED EFFECTIVE AS OF JANUARY 10, 1996
   (AND AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 1, 1996)

                             ARTICLE I

                              Purpose

      This 1996 Stock Incentive Plan (the "Plan") is intended as an incentive and to encourage stock ownership by officers and certain other employees of and consultants to the Company, other than non-employee directors, in order to increase their proprietary interest in the Company's continued growth and success and to encourage such employees to remain in the employ of and such consultants to continue to render services to the Company.

      It is intended that certain Options granted under this Plan will qualify as Incentive Stock Options. The Company makes no warranty as to the qualification of any Options as Incentive Stock Options.

      The Plan was established effective as of January 10, 1996, and is hereby amended and restated effective as of November 13, 1996.

                             ARTICLE II

                            Definitions

      As used herein, the following terms shall have the following respective meanings:

      (a) "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

      (b) "Stock" means shares of the Common Stock, par value $.001 per share, of the Company.

      (c)  "Code"  means the United  States  Internal  Revenue
Code of 1986, as amended.

      (d) "Committee" means (i) a committee of two (2) or more directors appointed from time to time by the Board of Directors to administer the Plan pursuant to the provisions of Article III below or (ii) the Board.

      (e)  "Company"  means  Halstead  Energy Corp.,  a Nevada
corporation,   or  its   subsidiaries   and  their  respective
successors and assigns.

      (f)  "Exchange  Act" means the United States  Securities
Exchange Act of 1934, as amended from time to time.

      (g) "Fair Market Value" on a particular date means as follows:

           (i) if the Company's Stock is listed on any exchange, the mean between the highest and lowest sale prices reported as having occurred on any exchange on which the Company's Stock may be listed and traded on the date in question, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; or

           (ii) if the Company's Stock is not listed on any exchange but the Stock is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, the mean between the high and low sale price reported on the date in question, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or

          (iii) if the Stock is not quoted on NASDAQ on a last sale basis, the mean between the highest asked and lowest bid prices for such Stock for the date in question, or, if there are no transactions in the Stock on that day, then on the last preceding date on which such transactions occurred; or

           (iv) in all other cases, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the United States Internal Revenue Service.

      (h)  "Incentive   Stock   Options"  mean  those  Options
granted under the Plan that the Committee intends to qualify as "incentive stock options" under Section 422 of the Code.

      (i) "Non-Qualified Stock Options" mean those Options granted under the Plan which the Committee does not intend to qualify as Incentive Stock Options.

      (j) "Option" or "Options" means the stock options granted under the Plan.

      (k) "Participants" means those officers, employee directors, employees and consultants (other than non-employee directors) who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect upon the Company's success.

      (l) "Restricted Stock" means shares of Stock issued or transferred to a Participant pursuant to a Restricted Stock
Award.

      (m) "Restricted Stock Award" means shares of Stock issued or transferred to a Participant and which will become free of restrictions specified by the Committee if continued employment and/or other performance objectives specified by the Committee are attained.

      (n) "Rights" mean stocks appreciation rights granted under the Plan.

      (o)  "SEC  Rule   16b-3"   means   Rule   16b-3  of  the
Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

      (p) "Secretary" means the Secretary of the Company serving from time to time.

      (q)  "Securities  Exchange  Commission" means the United
States Securities and Exchange Commission or any successor organization.

      (r) "Stock Bonus Awards" means stock bonus awards granted under the Plan.

                            ARTICLE III

                           Administration

      The Plan shall be administered by the Committee. No person shall be appointed to or shall serve as a member of the Committee unless at the time of such appointment and service he shall be a "non-employee director," as defined in SEC Rule 16b-3 and an "outside director" within the meaning of Section 162(m)(4)(c)of the Code. Notwithstanding the foregoing, the Board may, in its discretion, reserve to itself any or all of the authority and responsibility of the Committee. To the extent the Board reserves to itself any such authority and responsibility, the term "Committee" as used in this Plan shall be deemed to refer to the Board.

      Subject to the provisions of the Plan, the Board or the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible officers, employees and consultants of the Company shall be granted Options, Rights or Stock Bonus Awards; (b) to authorize the granting  of  Incentive  Stock  Options,  Non-Qualified  Stock
Options, Rights and Stock Bonus Awards; (c) to determine the times when Options, Rights or Stock Bonus Awards shall be granted and the number of shares to be optioned or subject to such grant; (d) to determine the consideration received or to be received by the Company in exchange for the grant of Options or other awards hereunder, the option price of the shares subject to each Option or Right, which price shall be not less than the minimum specified in ARTICLE V hereof; (e) to determine the time or times when each Option, Right or Stock Bonus Award becomes exercisable (whether in whole or in part), the duration of the exercise period and any other restrictions on the exercise of Options or Rights issued hereunder; (f) to prescribe the form or forms of the agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (g)
to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (h) to construe and interpret the Plan, the rules and regulations and the agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations by the Board or the Committee, as the case may be, shall be final and binding on all Participants and their respective successors and assigns and all persons claiming under or through them.

      Any provision of the Plan to the contrary notwithstanding, (a) transactions by or with respect to officers and directors are intended to comply with any applicable conditions of SEC Rule 16b-3 unless the Board or the Committee determines otherwise; and (b) any provision of the Plan that would prevent any transaction by or with respect to an officer or director from complying with any applicable condition of SEC Rule 16b-3 with which the Board or the Committee intends such transaction to comply, or that would prevent any transaction by or with respect to an officer or director from qualifying for any exemption from
Section 16 of the Exchange Act for which the Board or the Committee intends such transaction to qualify (including SEC Rule 16b-3), shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

                             ARTICLE IV

                     Stock Subject to the Plan

      Under the Plan, the total number of shares of Stock which may be purchased pursuant to Options or available for Stock Bonus Awards granted under the Plan or acquired pursuant to the exercise of Rights granted under the Plan shall not exceed, in the aggregate, Six Hundred Fifty
Thousand (650,000) shares, except as such number of shares shall be adjusted in accordance with the provisions of
ARTICLE XII hereof. The maximum number of shares with respect to which Options or Rights may be granted during any year to any employee under the Plan is 50% of the number of shares available for grant under the Plan. The stock to be issued under the Plan may be authorized but unissued Stock, treasury shares of Stock, including shares of Stock purchased  in the  open  market  or in  private  transactions, shares  of  Stock  issued  or  transferred  to,  or  otherwise acquired by, a grantor trust pursuant to the next sentence, or a combination of each, as the Board or the Committee may from time to time determine. The Board or the Committee may (but need not) provide at any time or from time to time for a number of shares of Stock, equal to the number of such shares subject to options then outstanding under this Plan, to be issued or transferred to, or acquired by, a grantor trust for the purpose of satisfying the Company's obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate may not be exercisable at that time.

      The number of shares of Stock available for grant of Options, Rights or Stock Bonus Awards under the Plan shall be decreased by the sum of the number of shares with respect to which Options, Rights or Stock Bonus Awards have been issued and are then outstanding and the number of shares issued upon exercise of Options. Shares of Stock which are subject to Rights linked with related Options shall be counted only once in determining whether the maximum number of shares of Stock which may be purchased or acquired under the Plan has been exceeded. If any shares of Stock subject to an Option, Right or Stock Bonus Award shall not be issued or transferred and shall cease to be issuable or transferable because of the termination, in whole or in part, of such Option, Right or Stock Bonus Award or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company because of a Participant's failure to comply with the terms and conditions of a Stock Bonus Award, or if the Company shall pay cash in lieu of issuing shares of Stock upon settlement of an Option, Right or Stock Bonus Award, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the number of shares of Stock subject to the Plan and may again be made subject to Options, Rights or Stock Bonus Awards.

                             ARTICLE V

                            Option Price

      In the case of each Non-Qualified Stock Option granted under the Plan, the Option price shall be determined by the
Committee. In the case of each Incentive Stock Option granted under the Plan, the Option price shall be not less than the Fair Market Value of the Stock at the time the Option was granted. In no event shall the Option price be less than the par value per share of Stock.

                             ARTICLE VI

       Exercise and Terms of Options, Rights and Stock Bonus
                            Awards

      Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Option is granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. The Committee shall determine the date or dates after which Options or Rights may be exercised or Stock Bonus Awards become vested, in whole or in part. If an Option or Right is exercisable or a Stock Bonus Award becomes vested in installments, installments or portions thereof which are exercisable and not exercised shall remain exercisable. The Committee may, at any time, accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration.

      Any other provision of the Plan notwithstanding, no Option or Right shall be exercisable after the date ten (10) years from the date of grant of such Option (the
"Termination Date"). If, prior to the Termination Date, a Participant shall cease to be employed by the Company and its parent or subsidiary corporations (other than for termination without cause or other than by reason of death or permanent and total disability within the meaning of
Section 22(e)(3) of the Code), each Option and Right held by such Participant will remain exercisable for a period not extending beyond three (3) months after the date of cessation of employment to the extent such Option or Right was exercisable at the time of cessation of employment. If, prior to the Termination Date, a Participant shall cease to be  employed  by the  Company  or  its  parent  or  subsidiary corporations by reason of a permanent and total disability within the meaning of Section 22(e)(3) of the Code, the Option or Right granted hereunder will remain exercisable for a period not extending beyond one (1) year after the date of cessation of employment to the extent it was exercisable at the time of cessation of employment. In the event of the death of a Participant prior to the Termination Date and while employed by the Company or its parent or subsidiary corporations or while entitled to exercise an Option or Right pursuant to the preceding sentences of this paragraph, the Option or Right granted hereunder may provide that it will remain exercisable at any time prior to the Termination Date, but in no event later than one (1) year from the date of death, by the person or persons to whom the Participant's rights under the Option or Right pass pursuant to the Plan to the extent that the Participant was entitled to exercise it on the date of death.

      The Committee may specify, at the time of grant of an Inventive Stock Option or, with respect to a Non-Statutory Stock Option, at or after the time of grant, that a Participant shall be granted a Non-Statutory Stock Option (a "Restored Option") if and when (i) such Participant exercises all or part of an Option, including a previously granted Restored Option, (an "Original Option") by surrendering shares of Common Stock already owned by him in full or partial payment of the option price under such
Original Option and/or (ii) shares of Common Stock are surrendered or withheld to satisfy tax obligations incident to the exercise of such Original Option. All Restored
Options shall be subject to the availability of shares of Common Stock under the Plan at the time of such exercise. A Restored Option shall cover a number of shares of Common Stock not greater than the number of shares of Common Stock surrendered in payment of the option price under such Original Option and/or used to satisfy any tax obligation incident to the exercise of such Original Option. Each Restored Option shall have an option price equal to the Fair Market Value of the Common Stock on the date of grant of the Restored Option and shall expire on the stated expiration date of the Original Option. The date of grant of a
Restored Option shall be the date on which the exercise of the Original Option or a previously granted Restored Option resulted in the grant of such Restored Option. A Restored Option shall be exercisable at any time and from time to time from or after the date of grant of the Restored Option (or as the Committee in its sole discretion shall otherwise specify in the written instrument evidencing the Restored
Option). The written instrument evidencing a Restored Option shall contain such other terms and conditions, which may include a restriction on the transferability of the Common Stock received upon the exercise of the Original
Option or Restored Option, as the Committee in its sole discretion may deem desirable.

      Each stock option may but need not provide for the payment to the Participant, in either cash or shares, as the Committee may determine, of an amount equal to the dividends that would have been paid on the shares subject to the option if such shares had been outstanding from the date on which the stock option was granted and if such dividends had been reinvested in additional shares of the Company. The Participant's entitlement to receive any such cash or shares may but need not be contingent on the Participant's exercise of the option, as the Committee may determine.

                            ARTICLE VII

                  Special Provisions Applicable to
                    Incentive Stock Options Only

      Incentive Stock Options may be granted only to the employees of the Company or a parent or subsidiary of the Company (within the meaning of Code section 424). Except as hereafter permitted by the Code, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which any Incentive Stock Option may be exercisable for the first time by the grantee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary corporation thereof (within the meaning of Sections 424(e) and (f) of the Code)) shall not exceed One Hundred Thousand Dollars ($100,000).

      No   Incentive   Stock  Option  may  be  granted  to  an
individual who, at the time the Option is granted, owns, directly or indirectly (within the meaning of Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation thereof (within the meaning of Sections 424(e) and (f) of the Code), unless such Option (i) has an Option price of at least one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of the grant of such Option and (ii) such Option cannot be exercised more than five (5) years after the date it is granted.

                            ARTICLE VIII

                         Payment for Stock

      Payment for shares of Stock purchased under an Option granted hereunder shall be made in full upon exercise of the Option by certified or bank cashier's check or, to the extent permitted by law and the applicable agreement, (i) by the surrender or delivery to the Company of shares of its stock having a Fair Market Value on the date of exercise equal to the purchase price for the Stock as to which the Option is being exercised and which have been held by the Participant for such period of time, if any, as the Company may require or (ii) by delivery of a promissory note secured by a pledge of the Class A Stock, provided that any such note shall mature in ten (10) years or such lesser period as may be specified by the Committee and, in the case of an Incentive Stock Option, any such note shall bear interest at the minimum rate required to avoid imputation of interest under United States federal income tax laws applicable at the time of exercise. The Stock purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that a Participant pay to the Company, at the time of exercise, such amount as the
Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon. Payment for shares of Stock purchased under an Option granted hereunder shall also be deemed made if and when the Company receives documentation that it determines satisfies the cashless exercise provisions of the Federal Reserve Board's Regulation T.

      No  Employee  shall make any  elective  contribution  or
employee contribution to the Plan (within the meaning of Treasury Regulation section 1.401(k)-1(d)(2)(iv)(B)(4)) during the balance of the calendar year after the Employee's receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code sections 414(b), (c), (m) or (o) containing a cash or deferred arrangement under section 401(k) of the Code, or during the following calendar year. The preceding sentence shall not apply if and to the extent that the Company determines it is not necessary to qualify any such plan as a cash or deferred arrangement under section 401(k) of the Code.

                             ARTICLE IX

                     Stock Appreciation Rights

      In the discretion of the Committee, a Right may be granted (i) alone, (ii) simultaneously with the grant of an Option (either Incentive or Non-Qualified) and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified Option and in conjunction therewith or in the alternative thereto.

      The exercise price of a Right granted alone shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Company's Stock on the date of grant of such Right. Except as otherwise provided by the Committee and subject to applicable law, a Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option and shall be exercisable only to the same extent as the related Option; provided, however, that, a Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock subject to the Right and related Option exceeds the exercise price per share thereof.

      Upon any exercise of a Right, the number of shares of Stock for which any related Option shall be exercisable shall be reduced by the number of shares of Stock for which the Right shall have been exercised. The number of shares of Stock for which a Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Stock for which such Option shall have been exercised.

      A Right shall entitle the Participant upon exercise thereof to receive from the Company a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash or any combination of shares and cash, as determined by the Committee in its sole discretion, having an aggregate Fair Market Value on the date of exercise equal to the product of
(i) the excess of the Fair Market Value, on the date of such exercise, of one (1) share over the exercise price per share specified in such Right or its related Option and (ii) the number of shares for which such Right shall be exercised; provided, however, that no fractional shares of Stock shall be issued upon exercise of a Right.

      A Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the Fair Market Value of the shares subject to the Right exceeds the exercise price thereof on such date.

                             ARTICLE X

                         Stock Bonus Awards

      Stock Bonus Awards shall consist of shares of Stock distributed to a Participant or which the Committee agrees to distribute in the future in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the date the Stock Bonus Award is made. Stock Bonus Awards may, but need not, be issued in the form of a (i) Performance Unit Award, which consists of shares of Stock that will be distributed to a Participant in the future if continued employment or other performance objectives specified by the Board or the Committee are attained or (ii) Restricted Stock Award. The amount of a Stock Bonus Award may, but need not, be determined by reference to the market value of Stock.

      A  Participant  may  be  granted  a  Stock  Bonus  Award
whether  or  not  the   Participant  is  eligible  to  receive
similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

      Stock subject to a Stock Bonus Award may be issued or transferred to a Participant at the time such Stock Bonus
Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. In the event that any such issuance, transfer or payment shall not be made to the Participant at the time such Award is granted, the Committee may but need not provide for payment to such Participant, either in cash or shares, from time to time or at the time or times such shares shall be issued or transferred or cash shall be paid to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares if such shares had been issued or transferred to such Participant at the time such Award was granted and any such dividends had been reinvested in Company shares.

      Any Stock Bonus Award may, in the discretion of the Committee, be settled in cash, on each date on which shares would otherwise have been delivered or become unrestricted, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered or become unrestricted.

      Stock Bonus Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares of Stock issued or transferred pursuant to such Stock Bonus Award, and conditions calling for forfeiture of the Stock Bonus Award or the shares of Stock issued or transferred pursuant thereto in designated circumstances, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares of Stock pursuant to any such Stock Bonus Award, the recipient shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Bonus Award.

                             ARTICLE XI

                        Non-Transferability

      Options, Rights and Stock Bonus Awards granted under the Plan, including any "derivative securities" issued under the Plan, shall not be transferable or assignable other than by will or the laws of descent and distribution (or, in the case of an Incentive Stock Option, and if so permitted by the Committee, pursuant to a beneficiary designation by the Participant that is consistent with Section 422 of the Code and any related Treasury Department rulings and regulations), and shall be exercisable, during the Participant's lifetime, only by him. Notwithstanding the foregoing, the Committee may permit a Participant to transfer any award granted under this Plan, other than an Incentive Stock Option or any other award that is linked to an Incentive Stock Option, to members of his immediate family (defined as his children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners if (and only if) the instrument evidencing such award expressly so provides (or is amended to so provide) and the Participant does not receive any consideration for the transfer; provided that any such transferred award shall continue to be subject to the same terms and conditions that were applicable to such award immediately prior to its transfer (except that such transferred award shall not be further transferable by the transferee during lifetime).

                            ARTICLE XII

         Adjustments for Recapitalizations, Mergers, Etc.

      The aggregate number of shares of Stock which may be purchased pursuant to Options granted hereunder, the number of shares of Stock covered by each outstanding Option or Right, the exercise price of each such Option or Right and the number of shares subject to a Stock Bonus Award shall be appropriately adjusted, if necessary, for any increase or decrease in the number of outstanding Stock resulting from a stock split or other subdivision or consolidation of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding Stock effected without receipt of consideration by the Company.

      Subject to any required action by the shareholders, (i) if the Company shall be the surviving corporation in any merger or consolidation or (ii) if the Company shall not be the surviving corporation in any merger or consolidation but the shareholders of the Company shall hold fifty percent
(50%) or more of the surviving corporation, any Option, Right or Stock Bonus Award granted hereunder shall cover the securities to which a holder of the number of shares of Stock covered by the unexercised or invested portion of the Option, Right or Stock Bonus Award would have been entitled pursuant to the terms of the merger or consolidation.

      Unless otherwise provided in the Option, Right or Stock Bonus Award or in the foregoing paragraph, upon any merger or consolidation in which the Company shall not be the surviving corporation, a dissolution or liquidation of the Company or a sale of all or substantially all of its assets, all Options, Rights and Stock Bonus Awards outstanding hereunder shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of any Option, Right and Stock Bonus Awards then outstanding hereunder.

      The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board or the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

      The Committee may provide for an award under the Plan to become vested or exercisable in the event of a change in control of the Company.

                            ARTICLE XIII

                  No Obligation to Exercise Option

      Granting of an Option shall impose no obligation on the recipient to exercise such Option.

                            ARTICLE XIV

                          Use of Proceeds

      The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

                             ARTICLE XV

                      Rights as a Shareholder

      A Participant or a transferee of an Option, Right or Stock Bonus Award shall have no rights as a shareholder with respect to any share covered by a Participant's Option, Right or Stock Bonus Award until such Participant shall have become the holder of record of such share, and such
Participant shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which such Participant shall have become the holder of record thereof.

                            ARTICLE XVI

                         Employment Rights

      Nothing in the Plan or in any Option, Right or Stock Bonus Award granted hereunder shall confer on any Participant who is an employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the Participant's employment at any time.

                            ARTICLE XVII

                Compliance with the Law; Withholding

      The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to Options, Rights or Stock Bonus Awards under the Plan which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the Options under the Plan or shares of Stock issued as a result of such exercise or granted pursuant to a Stock Bonus Award if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of Options, Rights or Stock Bonus Awards to reflect such transfer restrictions. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, the Committee may permit or require Participants, subject to such terms and conditions as it may impose, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the maximum marginal total tax which could be imposed on the transaction or such greater or lesser amount as the Committee may permit. If the Committee so provides, such shares of Stock withheld may be already owned shares of Stock which the Participant tenders in satisfaction of the withholding requirement or shares of Stock issuable by the Company in connection with the exercise of Options, the lapse of restrictions on Restricted Stock or the other taxable event hereunder, or shares of Stock from any other source.

                           ARTICLE XVIII

                 Cancellation of Options or Rights

      The Committee, in its discretion, may, with the consent of any Participant, cancel any outstanding Option or Right hereunder and/or reissue such Option or Right at a lower price.

                            ARTICLE XIX

                          Adoption of Plan

      This Plan shall become effective upon the date of its adoption by the Board, subject, however, to approval by the Company's shareholders within twelve (12) months from the date of adoption of the Plan by the Board.

                             ARTICLE XX

                      Expiration Date of Plan

      The Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and shall continue in effect thereafter with respect to any Options, Rights or Stock Bonus Awards outstanding at the time of such termination. In no event shall an Incentive Stock Option be granted under the Plan after ten years from the Plan's effective date.

                            ARTICLE XXI

                Amendment or Discontinuance of Plan

      The Board may, at any time and from time to time, amend or modify the Plan in any respect without shareholder approval, unless shareholder approval of the amendment or modification in question is required under Nevada law, the Code (including without limitation Code section 162(m)(4) and Code section 422 and Proposed Treasury Regulation
section   1.422A(b)(iv)   thereunder),   any  exemption   from
Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends transactions by officers or directors to qualify, any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Board may also terminate the Plan at any time. The Committee may amend the terms of any award granted under the Plan, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant's consent. Any provision of this
Article XXI to the contrary notwithstanding, no amendment or termination of the Plan shall adversely affect any Option granted prior to the date of such amendment or termination without the written consent of the Participant.

                            ARTICLE XXII

                           GOVERNING LAW

       The Plan, such Options, Rights and Stock Bonus Awards as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time obtaining, except that all matters pertaining to the Nevada
   General Corporation Law shall be governed by Nevada law.

                                                     Exhibit 5
                          DENNIS BROVARONE
                   ATTORNEY AND COUNSELOR AT LAW
                       11249 West 103rd Drive
                    Westminster, Colorado 80021
                ph: 303 466 4092 / fax: 303 466 4826



                         September 9, 1997

      Gentlemen:

           Halstead Energy Corp., a Nevada corporation (the "Company"), has requested my legal opinion in connection with
the  registration   under  the  Securities  Act  of  1933,  as
amended, of 1,100,000 shares of common stock, par value $.01 per share, of the Company (the "Shares") pursuant to a Registration Statement on Form S-8 of the Company (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Shares (i) have been or may be offered for purchase and issued pursuant to the Halstead Energy Corp., Amended and Restated 1996 Stock Option Plan (the "Plan") and a Consulting and Warrant Compensation Agreement, dated July 30, 1997, by and between
the Company and Boulder  Financial  Group (the   "Consultant").
Pursuant  to  the  terms  of  the  Consulting  Agreement,  the
Company   has   agreed  to  issue  to  the   Consultant:   (a)
non-transferable warrants which are exercisable to purchase, an aggregate of 400,000 Shares at an exercise price equal to $.41 per Share; and (b) 50,000 Shares; and (ii) once issued pursuant to options granted under the Consulting Agreement may be re-offered and resold by the Consultant. The Shares issuable  pursuant  to  the  Plan  (i)  have  been  or  may be
offered  for  purchase  and  (ii)  once  issued   pursuant  to
options   granted   under   the   Plan  to   certain   selling
stockholders  may be  re-offered  and  resold by such  selling
stockholders.   This   opinion  is  being   provided  at  your
request in connection with the filing of the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Registration Statement. I have examined the Registration Statement, the Plan, the Consulting Agreement, the Articles of Incorporation and By-Laws of the Company, the proceedings of the Board of Directors of the Company relating to the authorization of the issuance of the Shares, and such other statutes, certificates, instruments and documents relating to the Company and matters of law as I have deemed relevant or necessary to the opinion as set forth below. In such
examination,    I   have    assumed,    without    independent
investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the
aforesaid   documents,   the  authenticity  of  all  documents
submitted to me as originals,  the  conformity  with originals
of  all   documents   submitted  to  me  as  copies  (and  the
authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, I have relied on an officer's certificate
and  have  not  independently   verified  the  matters  stated
therein.

           Based upon the foregoing, I am of the opinion and so advise you that the Shares when issued, sold and delivered upon the exercise of any or all of the options in the manner described included in the Registration Statement, are, or when issued and delivered as contemplated in the Registration Statement and in accordance with either the Plan or the Consulting Agreement, will be, validly issued, fully-paid and non-assessable.

           The opinion expressed in this letter is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                               Sincerely,


                               /s/ DENNIS BROVARONE
                               Dennis Brovarone
                               Attorney at Law

                                                    Exhibit 10

           CONSULTING AND WARRANT COMPENSATION AGREEMENT

      THIS AGREEMENT, is executed and made effective this 30th day of July, 1997, between Halstead Energy Corp., a
Nevada  corporation  (the  "Company")  and  Boulder  Financial
Group ("Consultant").

      NOW,   THEREFORE,   in   consideration   of  the  mutual
covenants and agreements contained in this Agreement, the parties hereto agree as follows:

      1.   Consultation.

      The Company hereby retains the services of Consultant, as an independent contractor, which retention is accepted and agreed to be performed by Consultant, subject to and upon the terms and conditions set forth below.

      2.   Term.

      The term of this Agreement shall begin on the date hereof, and shall continue for a period of one year (or such longer period as the Company and the Consultant may agree in writing) unless earlier terminated by the Company for Cause, as defined in Section 6.4 hereof.

      3.   Consultant's Status.

      It is understood and agreed that Consultant shall be at all times and for all purposes hereunder an independent contractor to the Company and under no circumstances shall be deemed an employee, partner or joint venture of or with the Company. Consultant agrees that he shall not directly or indirectly imply or represent to others, or permit another to imply or represent to others that Consultant has any authority to act for, represent or bind the Company in any matter by virtue of this Agreement.

      4.   Service of Consultant

           4.1. Upon the request of the Company, Consultant shall consult with and advise the Company with respect to matters concerning: (i) investor relations; (ii) dissemination of quarterly and annual reports as filed by the Company with the Securities and Exchange Commission;
(iii) communications with analysts; and (iv) potential acquisitions. Said services shall not relate to any capital raising transaction.

           4.2. Consultant   agrees  to   exercise   its  best
efforts, skill and diligence in the performance of its services hereunder and shall perform all services in a workmanlike fashion.

           4.3. Throughout the term of this Agreement, Consultant shall provide services to the Company on a part-time basis and may perform the same or similar services for other persons or entities not inconsistent with its undertakings hereunder.

      5.   Covenants and Acknowledgments of Consultant.

           5.1. Consultant covenants and agrees for itself and its Affiliates (hereinafter defined) that it will not, during the term of this Agreement or thereafter, communicate, divulge or otherwise disclose to any other person, firm, association, or corporation, or use, without the express written consent of the Company, any Confidential Information (hereinafter defined) of the Company.

      For purposes of this Agreement, Confidential Information shall mean all information relating to the Company or its subsidiaries provided to the Consultant in writing except for that information contained (i) in its filings with Securities and Exchange Commission and prior press releases (ii) in a writing received by the Consultant from the Company which is not marked "confidential."

      Consultant shall not make an untrue statement of material fact regarding the Company or omit to state a material fact in the judgment of Consultant necessary in order to make any statement regarding the Company made by the Consultant not misleading, providing, however, that the Consultant shall be entitled to rely on (i) reports filed by the Company with the Securities and Exchange Commission,
(ii) written press releases issued by the Company without the Consultant's advice or consultation, and (iii) written press releases issued by the Company with the Consultant's advice or consultation which it has, based on reasonable investigation, reasonable grounds to believe and believes makes no untrue statement of a material fact and omit to state no material fact necessary to make any statement made not misleading.

      6.   Compensation.

           6.1. As consideration for all services to be rendered by Consultant pursuant to Section 4 above, and in lieu of any compensation which may be payable to either Creative Business Strategies, Inc., (CBS) or Wall Street Financial (WSF) under their respective agreements with the Company dated February 27, 1997 (and assuming the waiver by CBS, and WSF of their respective rights to such compensation simultaneously herewith), the Company agrees to issue to
Consultant Common Stock Purchase Warrants ("Warrants") exercisable to purchase 400,000 shares of Common Stock of the Company at $.41 per share.

           6.2. All 400,000 Warrants shall be exercisable for a period of one year commencing after the completion of registration of said shares, unless the expiration date of the Warrants shall be extended to a later date in writing by the Company.

           6.3. The warrant certificates (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, with such appropriate insertions, omissions, substitutions and other
variations   as  required  or  permitted  by  this   Agreement
(Exhibit A to follow).

           6.4. Notwithstanding the foregoing, the Warrants described in Section 6.1 above shall terminate and be of no further force or effect if, prior to their exercise, this Agreement is terminated by the Company for Cause. For the purpose of this Agreement, the term "for Cause" shall mean
(i) Consultant shall commit a material breach of this Agreement unless such breach shall be cured by the
Consultant within a period of thirty (30) days after written notice by the Company of such breach, (ii) Consultant, or its officers, directors and/or employees, are shown to have engaged in any act of fraud or dishonesty detrimental to the Company, or its subsidiaries or any of its customers or clients, or (iii) Consultant has been grossly negligent in the performance of its duties or responsibilities hereunder.

      7.   Expenses.

      Consultant shall be responsible for all of its expenses related to telephone, mail, printing, press releases, broker meetings, the expenses related to running its operations, including its employees, affiliates, and general administrative expenses; provided that the Company agreed to issue to Consultant 50,000 shares of the Company's Common Stock, $.01 par value, as the sole amount it will pay Consultant (or reimburse Consultant for) or be responsible for in this regard. The Company will only be responsible for any specific obligations it requests the Consultant to do which might include travel accommodations, broker presentations, etc. The Company will be responsible for all expenses related to lodging for said Consultants to and from the Company's different facilities and to and from any locations the Company specifically requests Consultants to go to. Otherwise the Consultant will pay for all of its expenses related to its work. The Company will be
responsible  for  providing   copies  of  its  normal  printed
information.

      8.   Registration Rights.

           8.1. On or before September 15, 1997 or as soon thereafter as practical, the Company shall cause to be prepared and filed with the SEC a Registration Statement on Form S-8 or other appropriate form registering all the shares of Common Stock issuable upon exercise of the Warrants and all of the shares of Common Stock referenced in
Section 7 above (the "Registration Statement").

           8.2. In connection with the preparation and filing of the Registration Statement, the Company agrees to (i) use its best efforts to cause such Registration Statement to become and remain effective; (ii) prepare and file with the SEC such amendments and supplements to such Registration
Statement  as may  be  necessary  to  keep  such  Registration
Statement effective for the entire period warrants remain outstanding; (iii) furnish to the Consultant such number of copies of a prospectus, in conformity with the requirements of the Act, and such other documents as Consultant may reasonably request in order to facilitate the disposition of the shares of Common Stock; and (iv) use its best efforts, at the Consultant's request, to register and qualify the shares of such states that Consultant gives notice to the Company, provided, however, that the Company shall not be required in connection therewith to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify; (ii) subject itself to any tax or obligation to collect any tax in any such jurisdiction, or
(iii) consent to generally services or process in such jurisdiction or (iii) consent to general services or process in such jurisdiction, or (iv) qualify in any state (a) or in such number of states where the Company believes, in its reasonable discretion, qualification would be unreasonably expensive or time consuming or (b) where its affiliates would be required lock-up their shares, cancel any of their options or take other similar action. The Consultant agrees to cooperate in all reasonable respects with the preparation and filing of the Registration Statement.

           8.3. All fees and other expenses incurred in connection with the registration of the shares of Common Stock underlying the Warrants shall be borne by the Company (except fees, if any, of the Consultant's legal counsel), including, without limitation, fees of the Company's legal counsel, Securities and Exchange Commission filing fees, printing costs, accounting fees and costs, transfer agent fees and any other miscellaneous costs and disbursements. The Consultant shall be liable for any and all underwriting discounts, brokerage commissions or other fees or expenses incurred in connection with the sale or other disposition by the Consultant of the shares of Common Stock covered by the Registration Statement.

           8.4. To the extent permitted by law, the Company will indemnify and hold harmless Consultant, including its officers, directors, employees, agents, and representatives, against any losses, claims, damages, liabilities, or expenses, including without limitation attorney's fees and disbursements, to which Consultant may become subject under the Act to the extent that such losses, claims, damages, or liabilities arise out of or are bases upon any violation by the Company of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to the Company, or arises out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such Registration Statement; provided, however, that such indemnity contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such
Registration Statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such Registration Statement by Consultant.

           8.5. Except for the obligations of the Company set forth in Sections 8.1 and 8.2 above, all obligations relating to compliance with applicable laws and regulations governing the distribution of securities in connection with Consultant's sale of common stock of the Company acquired pursuant to the exercise of the Warrants shall be the sole obligation of the Consultant.

      9.   Representations and Warranties of the Consultant.

      The Consultant hereby represents and warrants to the Company that there are no agreements or binding obligations enforceable against the Consultant which would be violated by its entering into this agreement or providing the services to be provided hereunder.

      10.  Indemnifications.

           10.1.The Consultant agrees to indemnify, defend and hold harmless the Company, and officers, directors, shareholders, agents, employees (hereafter "Affiliates") of the Company, attorneys, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses that any of them may sustain or incur as a result of any misrepresentation, any inaccuracy in, or any breach of, any warranty or representation or any non-performance of any covenant or other obligation on the part of the Consultant contained in this Agreement.

           10.2.The Company agrees to indemnify, defend and hold harmless the Consultant, and its Affiliates, attorneys, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses that any of them may sustain or incur as a result of any misrepresentation, any inaccuracy in, or any breach of, any warranty or representation or any non-performance of any covenant or other obligation on the part of the Company contained in this Agreement.

      11.  Attorneys' Fees.

      In the event there is any litigation or arbitration between the parties concerning this Agreement, the successful party shall be awarded its reasonable attorneys' fees and litigations costs, including the costs incurred in the collection of any judgment.

      12.  Notices.

      Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or by overnight courier or sent by facsimile transmission, if to Consultant to:

                     Boulder Financial Group
                     885 Arapahoe Avenue
                     Boulder, Colorado  80302
                     Attention:  Elizabeth Mandel
                with a copy to:

                     Gray, Plant, Mooty, Mooty & Bennett
                     3400 City Center
                     33 South 6th Street
                     Minneapolis, Minnesota  55402
                     Attention:  Lindley Branson, Esq.

                if to the Company:

                     Halstead Energy Corp.
                     33 Hubbells Drive
                     Mt. Kisco, New York  10059
                     Attention:  Claire E. Tarricone

                with a copy to:

                     Halstead Energy Corp.
                     33 Hubbells Drive
                     Mt. Kisco, New York  10059
                     Attention:  Larry Hughes, Esq.

      or at such other address for a party as specified by like notice.

      13.  Partial Invalidity.

      If any provisions of this Agreement are in violation of any statute or rule of law of any state or district in which it may be sought to be enforced, then such provisions shall be deemed null and void only to the extent that they may be in violation thereof, but without invalidating the remaining provisions.

      14.  Non-Assignability.

           14.1.The  obligations  of the Consultant to perform
hereunder   shall  not  be  assignable  by  it  without  prior
written consent of the Company.

           14.2.This Agreement shall be binding upon the respective parties hereto and their successors and permitted assigns.

      15.  Waiver.

      No waiver of any breach of any one of the agreements, terms, conditions or covenants of this Agreement by the Company shall be deemed to imply or constitute a waiver of any other agreement, term, condition or covenant of this Agreement. The failure of either party to insist on strict performance of any agreement, term, condition or covenant, herein set forth, shall not constitute or become construed as a waiver of the right of either or the other thereafter to enforce any other default of such agreement, term, condition or covenant, neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition or covenant of this Agreement.

      16.  Governing Law.

      This Agreement and the rights and duties of the parties shall be construed enforced in accordance with the laws of the State of Colorado.

      17.  Fax Counterparts.

      This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same document.

      18.  Entire Agreement.

      This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions or obligations except as herein specifically provided. Any amendment or modification hereof must be in writing.

      IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement effective on the day and year first above written.

                           HALSTEAD ENERGY CORPORATION


                           By: /s/ Claire S. Tarricone, President
                               Claire S. Tarricone
                               President



                           BOULDER FINANCIAL GROUP


                           By: /s/ Elizabeth R. Mandell, Managing Partner
                               Elizabeth R. Mandell, Managing Partner



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            SERVICES PROVIDED BY BOULDER FINANCIAL GROUP



      1.   Daily   communication  with  existing  brokers
           that are active in the Company's stock.

      2. Introducing our existing broker network to the Company.

      3.   Research  and  develop new  relationship  with
           brokers   and    investment    banking   firms
           interested in retailing the Company's stock.

      4.   Development   of  a  high   quality   investor
           package on the Company to be sent out to brokers and institutional investors.

      5. Communicate with research analyst(s) to write research reports on the Company and distribute with investor package.

      6. Develop a corporate profile and include in investor package.

      7. Mail, at our own expense, investor packages to interested brokers for the Company.

      8. Meet with brokers in different parts of the country to introduce the Company.

      9.   Distribute   news  releases  and  updates
           from the Company.




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                                                  Exhibit 23.2



                      GOLDMAN & MURPHY, L.L.P.
                    Certified Public Accountants

      September 10, 1997

      The Board of Directors
      Halstead Energy Corp.
      33 Hubbells Drive
      Mount Kisco, New York 10549


      We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                 /s/  Goldman  &  Murphy, L.L.P.
                                      Goldman  &  Murphy, L.L.P.